UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 16, 2019

FREIGHTCAR AMERICA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51237	25-1837219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two North Riverside Plaza, Suite 1300, Chicago, Illinois 60606
(Address of Principal Executive Offices) (Zip Code)

(800) 458-2235
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RAIL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Section 5 Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2019, FreightCar America, Inc. (the “Company”) announced that the Board of Directors (the “Board”) of the Company appointed Elizabeth K. Arnold to the Company’s Board as a Class III director, effective August 16, 2019, increasing the total number of directors on the Board to seven. Ms. Arnold is currently expected to serve on the audit committee and the nominating and corporate governance committee of the Board. Ms. Arnold will serve on the Board until the Company’s 2020 annual meeting of stockholders or until her successor shall be duly elected and qualified upon her earlier resignation, death or removal.

The Board determined that Ms. Arnold is an independent director within the meaning of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder and NASDAQ’s listing standards.

Since October 2014, Ms. Arnold has served as the Senior Vice President, Chief Financial Officer and Treasurer of Houghton International, a specialty chemical company with international operations. From October 2012 to April 2014, Ms. Arnold served as the Chief Financial Officer of Physiotherapy Associates. Prior to joining Physiotherapy Associates, Ms. Arnold served as the Chief Financial Officer of Tyco Flow Control from April 2010 to September 2012. Between 2003 and 2010, Ms. Arnold worked as the Vice President, Corporate Financial Planning & Analysis at Tyco Flow Control. Earlier in her career, Ms. Arnold served in numerous roles, including executive leadership positions, for General Electric, a global high-tech industrial company with products and services ranging from aircraft engines, power generation and oil and gas production to medical imaging.

Ms. Arnold will receive compensation in accordance with the Company’s non-executive director compensation policy, including: an annual retainer of $40,000, payable quarterly in arrears; and $1,000 for committee meeting attendance. In addition, upon her appointment, Ms. Arnold was granted 9,846 shares of restricted stock of the Company in accordance with the terms of the Company’s 2018 Long Term Incentive Plan, which shares will vest on the earlier of (i) May 9, 2020 or (ii) the last trading day before the date of the Company’s 2020 annual meeting of stockholders.

There are no arrangements or understandings between Ms. Arnold and any other persons pursuant to which she was elected as a director of the Company. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Ms. Arnold and the Company that would be required to be reported.

Section 8 Other Events

Item 8.01. Other Events.

On August 19, 2019, the Company issued a press release announcing the appointment of Ms. Arnold as a Class III director. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 Press release of FreightCar America, Inc., dated August 19, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREIGHTCAR AMERICA, INC.

Date: August 19, 2019	By:	/s/ Georgia L. Vlamis
Georgia L. Vlamis
Vice President, General Counsel, Corporate Secretary and Human Resources